UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ASIA ATLANTIC RESOURCES
                  -------------------------------------------
                 (Name of small business issuer in its charter)

           NEVADA              1000                 PENDING
    State or jurisdiction  Primary Standard          I.R.S.
    of incorporation or    Industrial          Employer Identification
    organization           Classification      No.
                           Code Number

                            Asia Atlantic Resources
                               113 Warrick Street
                            Coquitlam, B.C. V3K 5L3
                           Telephone: 206-339-4977
                            Facsimile: 206-339-4977
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                      United States Corporate Agents, Inc.
                        500 N. Rainbow Blvd., Suite 300A
                              Las Vegas, NV 89107
                            Telephone: 206-339-4977
                            Facsimile: 206-339-4977
         --------------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:         as soon as practicable after the effective
                                     date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|   |

If delivery of the prospectus is expected to be made pursuant to Rule 434,check the following box.
|   |

                    CALCULATION OF REGISTRATION FEE

TITLE OF EACH    DOLLAR AMOUNT   PROPOSED    PROPOSED     AMOUNT OF
CLASS OF         TO BE           MAXIUM      MAXIMUM      REGISTRATION
SECURITIES       REGISTERED      OFFERING    AGGREGATE    FEE (2)
TO BE                            PRICE PER   OFFERING
REGISTERED                       SHARE (1)   PRICE (2)


Common Stock     $28,000         $0.005      $28,000       $3.00

   (1)  Based on the price on February 15, 2007
   (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 8, 2007

                                   PROSPECTUS
                            ASIA ATLANTIC RESOURCES
                                5,600,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-8

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.005 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                THE DATE OF THIS PROSPECTUS IS: OCTOBER 8, 2007

                               TABLE OF CONTENTS

                                                                     PAGE
SUMMARY                                                              5
RISK FACTORS                                                         6
 - IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL  6
 - BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH
   RISK OF BUSINESS FAILURE                                          6
 - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING
   PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL 7
 - BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL
   BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE
   PROFIT IN THE FUTURE.                                             7
 - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL
   EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
   DAMAGES, WHICH COULD HURT OUR FINANCIAL POSITION AND POSSIBLY
   RESULT IN THE FAILURE OF OUR BUSINESS.                            7
 - EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON
   THE KL BAEZ PROPERTY , WE MAY NOT BE ABLE TO SUCCESSFULLY
   OBTAIN COMMERCIAL PRODUCTION                                      7
 - BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE
   ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR
   BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.                7
 - BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL
   EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE              8
 - IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS
   MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A
   RESULT                                                            8
 - A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY
   TO SELL STOCK                                                     8
USE OF PROCEEDS                                                      8
DETERMINATION OF OFFERING PRICE                                      8
DILUTION                                                             8
SELLING SECURITYHOLDERS                                              9
PLAN OF DISTRIBUTION                                                 11
LEGAL PROCEEDINGS                                                    12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS         12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT       13
DESCRIPTION OF SECURITIES                                            13
INTEREST OF NAMED EXPERTS AND COUNSEL                                14
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES                                                      14
ORGANIZATION WITHIN LAST FIVE YEARS                                  14
DESCRIPTION OF BUSINESS                                              15
PLAN OF OPERATIONS                                                   18
DESCRIPTION OF PROPERTY                                              19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                       19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS             19
EXECUTIVE COMPENSATION                                               20
FINANCIAL STATEMENTS                                                 21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                 40

SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the KL Baez property, located approximately 125 kilometers west of Quesnel, British Columbia in the Cariboo Mining Division. We purchased the KL Baez property from Mr. Terry Loney for the sum of $8,000.

Our objective is to conduct mineral exploration activities on the KL Baez property in order to assess whether it possesses economic reserves. We have not yet identified any economic mineralization on the KL Baez property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on January 22, 2007, under the laws of the state of Nevada. Our principal offices are located at 470 113 Warrick Street, Coquitlam, B.C. V3K 5L3. Our telephone number is 206-339-4977.

THE OFFERING:

SECURITIES   Up to 5,600,000 shares of common stock.
BEING
OFFERED

OFFERING
PRICE
	The selling shareholders will sell our shares at $0.005 per share until our
	shares  are  quoted  on  the  OTC Bulletin Board,  and  thereafter  at
	prevailing market prices or privately negotiated prices.  We cannot ensure
	that our  shares will be quoted on the OTC  Bulletin  Board.  We determined
	this offering price based upon the price of the last sale of our common stock
	to investors.

TERMS OF
OFFERING
	THE The selling shareholders will determine when and how they will sell the
	common stock offered in this prospectus.

TERMINATION
OF THE
OFFERING
	The offering will conclude when all of  the  5,600,000 shares of common stock
	have been sold, the shares no longer need to be registered to be sold or we
	decide to terminate the registration of the shares.

SECURITIES
ISSUED AND
TO BE ISSUED
	7,600,000 shares of our common stock are issued  and  outstanding as of the
	date of this prospectus.  All of the common stock to be sold under this
	prospectus will be sold by existing shareholders.

USE OF
PROCEEDS
	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

BALANCE SHEET

                                 April 30, 2007
                                   (audited)

 Cash                             $21,869
 Total Assets                     $21,869
 Liabilities                      $3,941
 Total Stockholders' Equity       $17,928

STATEMENT OF OPERATIONS

                             From Incorporation on
                       January 22, 2007 to April 30, 2007
                                   (audited)

 Revenue                          $0
 Net Loss and Deficit             $(12,072)

RISK FACTORS

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the KL Baez property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the KL Baez property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of exploration of the KL Baez property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the KL Baez property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 22, 2007 and to date have been involved primarily in organizational activities and the acquisition of an interest in the KL Baez property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the KL Baez property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the KL Baez property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFIT IN THE FUTURE.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES, WHICH COULD HURT OUR FINANCIAL POSITION AND POSSIBLY RESULT IN THE FAILURE OF OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE KL BAEZ PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION UNLESS WE RECEIVE ADDITIONAL FUNDS, OF WHICH THERE IS NO GUARANTEE.

The KL Baez property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the KL Baez property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Christopher Murphy, intends to devote approximately 20% of his business time providing his services to us. While Mr. Murphy presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Murphy from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.005 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                            SELLING SECURITYHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,600,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February. 15, 2007

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

   1.    the number of shares owned by each prior to this offering;
   2.    the total number of shares that are to be offered for each;
   3. the total number of shares that will be owned by each upon completion of the offering; and
   4.    the percentage owned by each upon completion of the offering.



                            TOTAL NUMBER
                            OF SHARES       TOTAL SHARES    PERCENT OWNED
              SHARES OWNED  TO BE OFFERED   OWNED UPON      UPON COMPLETION OF
              PRIOR TO THIS FOR SELLING     COMPLETION OF   THIS
              OFFERING      SHAREHOLDERS    THIS OFFERING   OFFERING
NAME OF                     ACCOUNT
SELLING
STOCKHOLDER

Voula Goutsos 200,000       200,000         Nil               Nil
Jeff Santos   200,000       200,000         Nil               Nil
Dennis        200,000       200,000         Nil               Nil
McKelvey
Brent Cruz    200,000       200,000         Nil               Nil
Ashely O'Mara 200,000       200,000         Nil               Nil
Jordan MacNab 200,000       200,000         Nil               Nil
Geoff Carter  200,000       200,000         Nil               Nil
Michael Ilic  200,000       200,000         Nil               Nil
Bill McAloney 200,000       200,000         Nil               Nil
Patricia      200,000       200,000         Nil               Nil
McAloney
Brock         200,000       200,000         Nil               Nil
Alexander
Konstantina   200,000       200,000         Nil               Nil
Goutsos
Tony Chow     200,000       200,000         Nil               Nil
Derek Iwanaka 200,000       200,000         Nil               Nil
Mary McBean   200,000       200,000         Nil               Nil
Dianne McBean 200,000       200,000         Nil               Nil
Chai-Beng     200,000       200,000         Nil               Nil
Rajan
Aminmohammed  200,000       200,000         Nil               Nil
Rajan
Nick Daniel   200,000       200,000         Nil               Nil
Dana Helgason 200,000       200,000         Nil               Nil
Andre         200,000       200,000         Nil               Nil
Parfenuik
Melissa Rajan 200,000       200,000         Nil               Nil
Ryan Mukada   200,000       200,000         Nil               Nil
Blair Poy     200,000       200,000         Nil               Nil
Danny Lowe    200,000       200,000         Nil               Nil
Susanna       200,000       200,000         Nil               Nil
Chaudhary
Jason Wang    200,000       200,000         Nil               Nil
Young Min Kim 200,000       200,000         Nil               Nil


Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,600,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

   (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

   (2)  has ever been one of our officers or directors; or

   (3)  is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.005 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

   1. Not engage in any stabilization activities in connection with our common stock;

   2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

   3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

   {circle}contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; {circle}contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
   {circle}contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
   {circle}contains a toll-free telephone number for inquiries on disciplinary actions;
   {circle}defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

   {circle}contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

   {circle}with bid and offer quotations for the penny stock;
   {circle}details of the compensation of the broker-dealer and its salesperson in the transaction;
   {circle}the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
   {circle}monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 500 N. Rainbow Blvd., Suite 300A, Las Vegas, NV 89107.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

 NAME OF DIRECTOR   AGE
------------------------
 Christopher Murphy 23

EXECUTIVE OFFICER:

NAME OF OFFICER    AGE OFFICE
Christopher Murphy 23  President, Secretary, Treasurer and Chief Executive
Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

MR. CHRISTOPHER MURPHY has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on January 22, 2007. From July 2006 until present he is also the President and owner of No-Limit Renovations a company involved in the design and custom installation of residential and commercial flooring. From June 2004 to June 2006 he was an event coordinator and card dealer for the Montana Recreation Club. From January 2003 to June 2004 he was employed with Campbell Wood Construction as a labourer. From January 2001 until January 2003 he was employed by Arnold Bros. Transport as a forklift operator.

Mr. Murphy does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr.Murphy intends to devote approximately 20% of his business time to our affairs.

TERM OF OFFICE

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer is appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                         AMOUNT OF
TITLE OF       NAME AND ADDRESS          BENEFICIAL         PERCENT OF CLASS
CLASS          OF BENEFICIAL OWNER       OWNERSHIP
Common stock   Christopher Murphy        2,000,000          26.32%
               113 Warrick Street
               Coquitlam, B.C. V3K 5L3
Common stock   All officers              2,000,000          26.32%
               and directors as a group

The percent of class is based on 7,600,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of the date of this prospectus, there were 7,600,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fox Law Offices, P.A., our legal counsel. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by K.R. Margetson Ltd., Chartered Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on January 22, 2007 under the laws of the state of Nevada. On that date, Christopher Murphy was appointed as our sole director. As well, Mr. Murphy was appointed as our president, secretary, treasurer and chief executive officer.

DESCRIPTION OF BUSINESS

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim known as the KL Baez property

There is no assurance that a commercially viable mineral deposit exists on the KL Baez property. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the KL Baez property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the KL Baez property in order to ascertain whether it possesses economic quantities of mineralization. There can be no assurance that an economic mineral deposit exists on the KL Baez property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the KL Baez property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

KL BAEZ PURCHASE

On February 9, 2007, we entered into a mineral property option agreement with Kyle Loney whereby he sold a 100% interest to the KL Baez property in consideration of a cash payment of $8,000.

LOCATION AND ACCESS

The KL Baez property consists of 15, 500 hectares and is located in the Interior Plateau region of central British Columbia. The area is located 125 kilometers west of Quesnel, British Columbia and 50 kilometers southwest of the locality of Nazko, British Columbia. The property is centered at 52*44'N latitude, 124*13'W longitude.

The south half of the property is accessed via paved highway from Williams Lake, British Columbia to Redstone, then by the Clusko-Thunder Mountain Forest
Service Road 80 kilometers north to the property. The northern portion of the property is accessed by paved highway from Quesnel, B.C. to Nazko they by the Michelle Canyon Forest Service Roads 70 kilometers west to the property.
Several northwest and northeast seismic lines cross the property and provide access for all-terrain vehicles to remote areas of the claim block.

TITLE TO THE KL BAEZ PROPERTY

The KL Baez property consists of one mineral claim comprising 15,500 hectares. A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Claim details are as follows:

Claim Name                Tenure Number     Cells           Due Date

KL Baez            566117             093C03H094B        September 17, 2008
KL Baez            566117             093C03H094C        September 17, 2008
KL Baez            566117             093C03H094A        September 17, 2008
KL Baez            566117             093C03H094D        September 17, 2008

PHYSIOGRAPHY

The KL Baez area covers several broad marshy drainages which flow north into the Baezaeko River, south into the Clusko River and east into the Clisbako River. Broad ridges with 50 to 100 meters relief form watershed divides between drainages. Vegetation varies from grassy meadows in the lowlands to spruce and pine on the uplands.

EXPLORATION HISTORY

Phelps Dodge Corporation of Canada, Limited commenced exploration work in the region by staking the claims in 1992. Between June and October, 1993, 134 days were spent prospecting, establishing grids, soil geochemical sampling and preliminary geological mapping. A large flagged grid was established to follow-up anomalous soil geochemical results. Prospecting and preliminary geological mapping was conducted along ridge lines on the west, central and southern portions of the claims.
REGIONAL GEOLOGY

The oldest rocks exposed in the Interior Plateau consists of are Pennsylvanian to Permian age Cache Creek Group sedimentary rocks. These are overlain by Upper Triassic to Lower Jurassic Takla Group andesite and basalt flows, tuffs, and breccia and associated clastic rocks. Argillite and conglomerate sedimentary rock and andesite flows and breccia of the Middle Jurassic Hazelton Group occur predominantly in the northern portion of the Chilcoting Plateau. This sequence is unconformably overlain by Upper Cretaceous, Paleocene, Eocene and possibly Oligocene rocks of the Ootsa Lake Group. This group is comprised of rhyolitic to dacitic tuff, flows and breccias with minor amounts of andesite, basalt, conglomerate and tuffaceous shale. A sequence of Eocene to Miocene andesite, dacite and rhyolite volcanic rocks of the Endako Group and Pliocene to Pleitstocene Chilcotin group vesicular andesite and basalt flows, breccias and cinder coned conformably overlie the Ootsa Lake Group. Pleistocene to recent till, gravel and sand infill drainage basins and locally form eskers and moraines up to 100 meters thick.

RECOMMENDATIONS

We have obtained a geological report on the KL Baez claim that was prepared by Amanda Tremblay. Ms. Tremblay has an Honors Bachelor of Science degree in Geology from Queens University. The geological report summarizes details concerning the KL Baez claim and makes a recommendation for further exploration work.

Based on her review of geological information relating to the KL Baez claim, Ms. Tremblay recommends an initial exploration program on the property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole.

Grid emplacement involves dividing the claims area into subsections in order to aid the plotting of exploration data.

Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of a geologist gathering pieces of rock or soil for mineral testing because they appear to contain valuable mineralization.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

Because there will not be any appreciable disturbance to the land during the phase one and two exploration programs on the KL Baez property, we will not have to seek any government approvals prior to conducting exploration, as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy, Mines and Petroleum Resources (BCDM).

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -    Water discharge will have to meet water standards;

      -    Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      - Ground water will have to be monitored for any potential contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

      - There will have to be an impact report of the work on the local fauna and flora.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. This site contains information statements and other information regarding issuers that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

PLAN OF OPERATIONS

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the KL Baez property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole. We estimate that the cost of this entire program, which we will conduct in phases, will be approximately $50,000.

We intend to retain a professional geologist to undertake the proposed exploration on the KL Baez claim. We do not have any verbal or written agreement regarding the retention of any particular geologist.

We intend to commence the initial phase of exploration in the fall of 2007 and anticipate that it will be completed by the summer of 2008, including the interpretation of all data collected.

As well, we anticipate spending an additional $20,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $70,000.

While we have enough funds on hand to commence initial exploration on the KL Baez property, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once this initial exploration is completed.
We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.


RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH APRIL 30, 2007

We have not earned any revenues from our incorporation on January 22, 2007 to April 30, 2007. We do not anticipate earning revenues unless we enter into commercial production on the KL Baez property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the KL Baez property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $12,072 for the period from our inception on January 22, 2007 to April 30, 2007. These operating expenses were comprised of geological, mineral and prospect costs of $8,000, general and administration expenses of $131, incorporation costs of $441 and professional fees of $3,500.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

DESCRIPTION OF PROPERTY

We own a 100% interest in one mining claim, known as the KL Baez property, located in the Cariboo Mining Division of British Columbia. We only hold the right to explore for and extract minerals from the KL Baez claim. We do not own any real property rights to the KL Baez property. We do not own or lease any property other than the KL Baez property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any of our directors or officers;
*     Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*     Our sole promoter, Christopher Murphy;
*     Any member of the immediate family of any of the foregoing persons.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 29 registered shareholders.

RULE 144 SHARES

A total of 2,000,000 shares of our common stock are available for resale to the public after February 14,,2008 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

   1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 76,000 shares as of the date of this prospectus; or

   2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

   1. we would not be able to pay our debts as they become due in the usual course of business; or

   2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on January 22, 2007 to April 30, 2007 and the subsequent period to the date of this prospectus.

                              ANNUAL COMPENSATION


                                    OTHER RESTR STOCK  OPTIONS   LP
NAME        TITLE YEAR SALARY BONUS COMP. AWARDED      /SARS(#)  LAYOUTS($)
Christopher Pres, 2007 $0     0     0     0            0          0
Murphy      Sec,
            Treas,
	    CEO,
 	    & Dir


STOCK OPTION GRANTS

We have not granted any stock options to the executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with our director or officer. We do not pay Mr. Murphy any amount for acting as a director of the Company.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

   1.    Report of Independent Registered Public Accounting Firm;

   2. Audited financial statements for the period ending April 30, 2007 and interim financial statements for the period ended July 31, 2007, including:

         a.      Balance Sheet;

         b.      Statement of Operations;

         c.      Statement of Stockholders' Equity;

         d.      Statement of Cash Flows; and

         e.      Notes to Financial Statements

                            ASIA ATLANTIC RESOURCES

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                 April 30, 2007

 K. R. MARGETSON LTD. CHARTERED ACCOUNTANT





            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders,
Asia Atlantic Resources

We have audited the accompanying balance sheet of Asia Atlantic Resources (An Exploration Stage Company) as of April 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from January 22, 2007 (Date of Inception) to April 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2007 and the results of its operations and its cash flows for period from January 22, 2007 (Date of Inception) to April 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared using accounting principles generally accepted in the Unites States of America assuming that the
Company  will  continue  as  a going  concern.   As discussed in Note 2 to the
financial statements, the Company is an exploration stage company and has yet to commence operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to their planned financing and other matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



 Sechelt, Canada   "K R. MARGETSON LTD."
 July 16, 2007   Chartered Accountant

 PO BOX 45, 5588 INLET AVENUE TELEPHONE: 604-885-2810   NE:  604-885-2810
 SECHELT, BC V0N 3A0                             FACSIMILE:  604-885-2834
 CANADA                                    E-MAIL:  keith@krmargetson.com

                           ASIA ATLANTIC RESOURCES.
                         (An Exploration Stage Company)
                                 BALANCE SHEET
                                 April 30, 2007


                                 ASSETS

Current
  Cash and cash equivalents                   $   21,869

Total Assets                                  $   21,869

                               LIABILITIES

Current
  Accounts
  payable and accrued liabilities  - Note 3   $   3,500
  Due to related party                            441

Total Liabilities                             $   3,941


                           STOCKHOLDERS' EQUITY

Capital Stock - Note 6
   Authorized:
    75,000,000 common shares with a par
    value of $.001
    Issued and outstanding 7,600,000
    common shares                             $   7,600
Additional paid in capital                        22,400
Accumulated deficit                               (12,072)


Total Stockholders' Equity                    $   17,928

Total Liabilities and STockholders' Equity    $   21,869



   Going Concern - Note 2







                             SEE ACCOMPANYING NOTES

                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                            STATEMENT OF OPERATIONS
                     for the period from January 22, 2007
                              (Date of Inception)
                               to April 30, 2007



                                                            Accumulated for
                                                            the period from
                                                            January 22, 2007
                                                            (Date of Inception)
                                                            to April 30, 2007

Expenses
  Geological, mineral and prospect costs                    $   8,000
  General and administrative                                      131
  Incorporation costs                                             441
  Professional fees                                             3,500


Net loss for the period                                     $(12,072)


Basic and fully diluted net loss per common share            (  .002)


Weighted average common shares outstanding                  5,800,000










                             SEE ACCOMPANYING NOTES

                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                            STATEMENT OF CASH FLOWS
                     for the period from January 22, 2007
                              (Date of Inception)
                               to April 30, 2007

                                                           Accumulated for
                                                           the period from
                                                           January 22, 2007
                                                           (Date of Inception)
                                                           to April 30, 2007

Operating Activities
  Net loss for the period                                  $( 12,072)
  Cash provided by (used in) changes
  in operating assets and liabilities
     Accounts payable and accrued liabilities                3,500

  Net cash provided by (used in) operating
  Activities                                                ( 8,572)

Financing Activities
  Due to related party                                      441
  Common stock issued for cash                              30,000
                                                            30,441

Increase in cash and cash equivalents during the period     21,869
Cash and cash equivalents, beginning of the period          --

Cash and cash equivalents, end of the period                $  21,869

 Supplemented disclosure of cash flow
  information:
   Cash paid for:
    Interest                                                $  ---

    Income taxes                                            $  ---



                             SEE ACCOMPANYING NOTES

Asia Atlantic Resources.
(An Exploration Stage Company)
Notes to the Financial Statements
April 30, 2007


                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                                  STATEMENT OF
                              STOCKHOLDERS' EQUITY
                     for the period from January 22, 2007
                              (Date of Inception)
                               to April 30, 2007


                                         Additional
                         Common Stock        Paid-in     Accumulated
                       Shares    Amount      Capital       Deficit      Total

Balance, January 22,
2007                      ---    $  ---    $   ---        $   ---     $    ---
Shares issued for cash
at $.001              2,000,000   2,000        ---            ---        2,000
Shares issued for cash
at $.005              5,600,000   5,600     22,400            ---       28,000

Net loss for the
period ended
April 30, 2007            ---       ---        ---         ( 12,072) ( 12,072)

Balance, April 30,
2007                  7,600,000  $7,600    $22,400         $(12,072)  $ 17,928























                             SEE ACCOMPANYING NOTES

                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2007

Note 1   Operations

The Company was incorporated in the State of Nevada on January 22, 2007 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy expenditure requirements and to complete the development of the property and upon future profitable production or proceeds from the sale thereof..

The Company has adopted April 30 as its fiscal year end.

Note 2   Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Going Concern

These financial statements have been prepared on the going concern basis, which presumes that the Company will continue operations for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of business. The Company has accumulated a deficit of $12,072 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations. Management anticipates that additional funding will be in the form of equity financing from the sale of common stock. Management may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

Revenue Recognition

The Company recognizes revenue when minerals are delivered to the purchaser.

Note 2   Summary of Significant Accounting Policies - (cont'd)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates. Management believes such estimates to be reasonable.

Cash Equivalents

Cash equivalents are defined as highly liquid securities with maturities of three months or less.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. From that time forward, the Company will capitalize all costs to the extent that future cosh flows from mineral reserves equal or exceed the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. Costs related to site restoration programs will be accrued over the life of the project. To date, the Company has not established any proven reserves on its mineral property.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" and International Accounting Standards IAS 33. Basic loss per share is computed using the weighted average number of shares outstanding during the period (year). Diluted earning's per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109") which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of:

i)   completion of a feasibility study; or

ii) the Company's commitment to a plan of action based on the then known facts.

Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and cash equivalents, accounts payable and accrued liabilities and related party payable, approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which is effective for the Company as of its inception. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

Cash and Currency Risks

The Company incurs expenditures in Canadian and U.S. dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at April 30, 2007, there were no amounts denominated in Canadian dollars included in the financial statements. The Company has cash balances at well-known financial institutions. Balances in U.S. dollars at Canadian institutions are not protected by insurance and are therefore subject to deposit risk. As at April 30, 2007 all cash and equivalents represented cash at Canadian financial institutions.

Note 2   Summary of Significant Accounting Policies - (cont'd)

Foreign Currency Translations

The Company's functional currency is US dollars. Foreign currency balances are translated into US dollars as follows:

Monetary assets and liabilities are translated at the period-end exchange rate. Non-monetary assets are translated at the rate of exchange in effect at their acquisition, unless such assets are carried at market or nominal value, in which case they are translated at the period-end exchange rate. Revenue and expense items are translated at the average exchange rate for the period. Foreign exchange gains and losses in the period are included in operations

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued,
which may be in advance of their effective date.   Management does not
believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

On February 9, 2007, the Company purchased a mineral claim in the Province of British Columbia for $8,000. The claim will expire on September 17, 2008 unless the Company carries out assessment procedures as required by government.

Note 4   Accounts Payable and Accrued Liabilities

Accrued professional fees payable                $ 3,500


Note 5   Income Taxes

The impact of differences between the Company's reported income tax provision on operating income and the benefit that would otherwise result from the application of statutory rates is as follows:

 Income tax at the statutory rate of 34.1%       $ 4,117
 Permanent difference                            (   38)
 Timing difference of incorporation cost         (  110)
 Valuation allowance                             (3,969)

 Income tax benefit                              $  ----


Note 5   Income Taxes  - (cont'd)

As at April 30, 2007, the net deferred tax asset is as follows

 Deferred tax assets
     Net operating loss carried forward of
     $11,639                                     $ 3,969
 Less valuation allowance                        ( 3,969)

                                                  $  ----

Under normal circumstances the ability to apply the tax loss of $11,639 will expire in 2017.

Note 6   Capital Stock

On February 12,, 2007, the Company issued 2,000,000 common shares for $2,000 in cash to the sole director.

On February 15, 2007, the Company issued 5,600,000 common shares for $28,000 in cash.

There are no shares subject to options, warrants or other agreements as at April 30, 2007.

                            ASIA ATLANTIC RESOURCES

                         (An Exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                 July 31, 2007

                           ASIA ATLANTIC RESOURCES.
                         (An Exploration Stage Company)
                             INTERIM BALANCE SHEET
                        July 31, 2007 and April 30, 2007
                                  (Unaudited)

                                       July 31,             April 30,
                                       2007                 2007
                      ASSETS

Current
   Cash and cash equivalents           $16,305              $21,869

Total Assets                           $16,305              $21,869

                   LIABILITIES

Current
   Accounts payable and
   accrued liabilities                 $1,555               $3,500
   Due to related party                 441                  441

Total Liabilities                       1,996                3,941

               STOCKHOLDERS' EQUITY

Capital Stock
  Authorized:
75,000,000 common shares with a
par value of $.001
  Issued and outstanding:
      7,600,000 common shares           7,600                7,600
Additional paid in capital              22,400               22,400
Accumulated deficit                     (15,691)             (12,072)

Total Stockholders' Equity              14,309               17,928

Total Liabilities and
Stockholders' Equity                   $16,305              $21,869


   Going Concern - Note 2



                             SEE ACCOMPANYING NOTES

                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                        INTERIM STATEMENT OF OPERATIONS
                 for the three months ended July 31, 2007 and
     from the period January 22, 2007 (Date of Inception) to July 31, 2007


                                                        Accumulated for
                                Three months            from January 22, 2007
                                ended                   (Date of Inception)
                                July 31, 2007           to July 31, 2007

Expenses
   Geological, mineral and
   prospect costs               $-                      $8,000
   General and administrative    64                      195
   Incorporation costs           -                       441
   Professional fees             3,555                   7,055

Net loss for the period         $(3,619)                $(15,691)


Basic and fully diluted net
loss per common share            (0.00)                  (0.00)

Weighted average common
shares outstanding               7,600,000               6,671,579








                             SEE ACCOMPANYING NOTES

                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                        INTERIM STATEMENT OF CASH FLOWS
                  for the three months ended July 31, 2007 and
     from the period January 22, 2007 (Date of Inception) to April 30, 2007


                              Three months             From January 22, 2007
                              ended                    (Date of Inception)
                              July 31, 2007            to July 31, 2007

Operating Activities
    Net loss for the period   $(3,619)                 $(15,691)
Cash provided by (used in) changes
            in operating assets and liabilities
    Accounts payable and
    accrued liabilities        (1,945)                   1,555

Net cash provided by (used
in) Operating Activities       (5,564)                  (14,136)


Financing Activities
   Due to related party       $-                       $441
   Common stock issued for
   cash                        -                        30,000

                               -                        30,441

Increase in cash and cash
equivalents during the
period                        (5,564)                   16,305

Cash and cash equivalents,
beginning of the period        21,869                   -

Cash and cash equivalents,
end of the period             $16,305                  $16,305




Supplemented disclosure of cash flow
 information:
  Cash paid for:
   Interest                    $-                      $-

   Income taxes                $-                      $-




                             SEE ACCOMPANYING NOTES

Asia Atlantic Resources
Notes to the Interim Financial Statements
July 31, 2007
Page 2



                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                   INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
   for the period from January 22, 2007 (Date of Inception) to July 31, 2007




                                              Additional
                             Common Stock     Paid-in    Accumulated
                          Shares     Amount   Capital    Deficit      Total

Balance, January 22,
2007                      -          $-       $-         $-           $-
Shares issued for cash
at $.001                  2,000,000   2,000    -          -            2,000
Shares issued for cash
at $.005                  5,600,000   5,600    22,400     -            28,000
Net loss for the period   -           -        -          (12,072)     (12,072)
Balance, April 30, 2007   7,600,000   7,600    22,400     (12,072)     17,928

Net loss for the period   -           -        -          (3,619)      (3,619)
Balance, July 31, 2007    7,600,000  $7,600   $22,400    $(15,691)    $14,309



                            ASIA ATLANTIC RESOURCES
                         (An Exploration Stage Company)
                   NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 July 31, 2007


Note 1    Interim Reporting

While the information presented in the accompanying interim three months interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. These interim financial statements follow the same accounting policies and methods of their application as the Company's April 30, 2007 annual financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company's April 30, 2007 annual financial statements.

Operating results for the three months ended July 31, 2007 are not necessarily indicative of the results that can be expected for the year ended April 30, 2008.

Note 2    Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on January 22, 2007 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy expenditure requirements and to complete the development of the property and upon future profitable production or proceeds from the sale thereof..

The Company has adopted April 30 as its fiscal year end.

These interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At July 31, 2007, the Company has not yet achieved profitable operations, has accumulated losses of $15,691 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations. Management anticipates that additional funding will be in the form of equity financing from the sale of common stock. Management may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

Note 3    Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue when minerals are delivered to the purchaser.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. From that time forward, the Company will capitalize all costs to the extent that future cosh flows from mineral reserves equal or exceed the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. Costs related to site restoration programs will be accrued over the life of the project. To date, the Company has not established any proven reserves on its mineral property.

Environtmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of:

iii)  completion of a feasibility study; or

iv) the Company's commitment to a plan of action based on the then known facts.

Note 4    Mineral Property

On February 9, 2007, the Company purchased a mineral claim in the Province of British Columbia for $8,000. The claim will expire on September 17, 2008 unless the Company carries out assessment procedures as required by government.

        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;

(2)  the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

 Securities and Exchange Commission registration fee $      3.00
 Transfer Agent fees                                  $ 1,000.00
 Accounting and auditing fees and expenses            $ 5,500.00
 Legal fees and expenses                              $ 2,000.00
 Edgar filing fees                                    $ 1,500.00
 Total                                                $10,003.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to our president, Christopher Murphy, on Febuary 12, 2007. The total amount received from this offering was $2,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 5,600,000 shares of our common stock at a price of $0.005 per share to a total of 28 purchasers on February 15, 2007. The total amount received from this offering was $28,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:



 NAME OF SUBSCRIBER  NUMBER OF SHARES
 Voula Goutsos       200,000
 Jeff Santos         200,000
 Dennis McKelvey     200,000
 Brent Cruz          200,000
 Ashely O'Mara       200,000
 Jordan MacNab       200,000
 Geoff Carter        200,000
 Michael Ilic        200,000
 Patricia McAloney   200,000
 Bill McAloney       200,000
 Brock Alexander     200,000
 Konstantina Goutsos 200,000
 Tony Chow           200,000
 Derek Iwanaka       200,000
 Mary McBean         200,000
 Dianne McBean       200,000
 Chai-Beng Rajan     200,000
 Aminmohammed Rajan  200,000
 Nick Daniel         200,000
 Dana Helgason       200,000
 Andre Parfenuik     200,000
 Melissa Rajan       200,000
 Ryan Mukada         200,000
 Blair Poy           200,000
 Danny Lowe          200,000
 Susana Chaudhary    200,000
 Jason Wang          200,000
 Young Min Kim       200,000


Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

             Exhibits
Exhibit
Number       Description

3.1          Articles of Incorporation
3.2          Bylaws
5.1          Legal opinion of  Fox Law Offices PA, with consent to use
10.1*        Mineral property purchase agreement dated February 7, 2007

23.1         Consent of K.R. Margetson Ltd., Chartered Accountant

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

       c. include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coquitlam, Province of British Columbia on October 8, 2007.

                                 ASIA ATLANTIC RESOURCES

                                 By: /s/ Christopher Murphy
                                 ------------------------------
                                 Christopher Murphy
                                 President, Chief Executive Officer,
                                 Secretary, Treasurer, principal
                                 accounting officer, principal
                                 financial officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE    CAPACITY IN WHICH SIGNED                  DATE

/s/          President, Chief Executive Officer,       October 8, 2007
Christopher  Secretary, Treasurer,
Murphy       principal accounting officer,
Christopher  principal financial
Murphy       officer and Director
